EXHIBIT 32
                              Certifications
                    Pursuant to 18 U.S.C. Section 1350


     The undersigned hereby certifies that (i) the foregoing annual report on Form 10-K/A filed by Fountain Powerboat Industries, Inc. (the "Company") for the year ended June 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  August 09, 2004             /S/______________________________
                                      Reginald M. Fountain, Jr.
                                      President and Chief Executive Officer



Date:  August 09, 2004             /S/______________________________
                                      Irving L. Smith
                                      Chief Financial Officer